UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2010

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:        978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

The Board of Directors of Analogic Corporation (the “Company”) previously nominated seven persons, including Dr. Burton P. Drayer, to stand for election as directors at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 29, 2010. On January 27, 2010, after consultation with his current employer regarding service on outside boards, Dr. Drayer informed the Company of his decision to withdraw his candidacy.

As a result of Dr. Drayer’s withdrawal, the Company expects that the board seat to have been filled by Dr. Drayer will not be filled at the Annual Meeting. The Company also expects that, subsequent to the Annual Meeting, the Company’s Board of Directors and Nominating and Corporate Governance Committee will review alternatives with respect to the board seat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

By:	/s/ John J. Fry
Name: Title: Date:	John J. Fry Vice President, General Counsel and Corporation Secretary January 28, 2010